Exhibit 19

 Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

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  Collection Period                                                                                                  February, 2002
  Distribution Date                                                                                                         3/15/02
  Transaction Month                                                                                                               2

I. ORIGINAL DEAL PARAMETERS
---------------------------
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $27,500,081.50               $16,670.22          $27,516,751.72
  Repurchased Loan Proceeds Related to Interest                          26,286.13                     0.00               26,286.13
                                                                         ---------                     ----               ---------
      Total                                                         $27,526,367.63               $16,670.22          $27,543,037.85

  Servicer Advances:
  Principal Advances                                                         $0.00               $45,770.36              $45,770.36
  Interest Advances                                                   6,140,236.44                 2,442.71            6,142,679.15
                                                                      ------------                 --------            ------------
      Total                                                          $6,140,236.44               $48,213.07           $6,188,449.51

  Principal:
  Principal Collections                                            $118,113,665.86              $493,835.24         $118,607,501.10
  Prepayments in Full                                                47,457,192.33               100,666.74           47,557,859.07
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      3,557,821.20                     0.00            3,557,821.20
  Payahead Draws                                                              0.00                29,178.71               29,178.71
                                                                              ----                ---------               ---------
      Total                                                        $169,128,679.39              $623,680.69         $169,752,360.08

  Liquidation Proceeds                                                                                                  $248,645.40
  Recoveries from Prior Month Charge-Offs                                                                                  1,000.00
                                                                                                                           --------
      Total Principal Collections                                                                                   $170,002,005.48

  Principal Losses for Collection Period                                                                                $587,222.29
  Total Regular Principal Reduction                                                                                 $170,385,352.73

  Total Collections                                                                                                 $203,733,492.84

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $203,733,492.84
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $203,733,492.84



                                                          Page 1


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  February, 2002
  Distribution Date                                                                                                         3/15/02
  Transaction Month                                                                                                               2

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $4,846,480.49        $4,846,480.49                $0.00
   Amount per $1,000 of Original Balance               0.82                 0.82                 0.00

Net Swap Payment                               3,193,651.40

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $744,681.53          $744,681.53               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,095,416.67         1,095,416.67                0.00                 0.00                0.00
   Class A2 B Notes                   2,347,819.44         2,347,819.44                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   2,662,683.33         2,662,683.33                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                         $11,251,010.12       $11,251,010.12               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00                0.00
                                       -----------          -----------               -----                -----                ----

  Total Note and Cert. Interest:    $11,829,590.12       $11,829,590.12               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $183,863,770.83

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount       22,941,457.16
   Third Priority Distribution Amount       115,716,000.00
   Regular Principal Distribution Amount    387,412,696.95
                                            --------------
      Principal Distribution Amount        $526,070,154.11

  Noteholder Principal Distributions:
   Class A1 Notes                                       $183,863,770.83
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $183,863,770.83

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $183,863,770.83

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $203,733,492.84
  Total Distribution (incl. Servicing Fee) $203,733,492.84


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  February, 2002
  Distribution Date                                                                                                         3/15/02
  Transaction Month                                                                                                               2

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                         Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $253.61                   $1.03                  $254.63
  Class A2 A Notes                                               0.00                    1.99                     1.99
  Class A2 B Notes                                               0.00                    1.51                     1.51
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.53                     1.53
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $31.78                   $1.94                   $33.72

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $31.16                   $2.00                   $33.16

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $5,586,836,154.11       0.9656174                $5,402,972,383.28       0.9338387
  Class A1 Notes                              526,070,154.11       0.7256140                   342,206,383.28       0.4720088
  Class A2 A Notes                            550,000,000.00       1.0000000                   550,000,000.00       1.0000000
  Class A2 B Notes                          1,550,000,000.00       1.0000000                 1,550,000,000.00       1.0000000
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $5,702,552,154.11       0.9662915                $5,518,688,383.28       0.9351360

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.93%                                           6.94%
  Weighted Average Remaining Maturity (WAM)             49.70                                           48.90
  Remaining Number of Receivables                     361,722                                         356,305
  Portfolio Receivable Balance              $5,815,776,582.87                               $5,645,391,230.14

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $26,453,913.06
  Specified Credit Enhancement Amount                                                                        $56,453,912.30
  Yield Supplement Overcollateralization Amount                                                             $197,212,533.19
  Target Level of Overcollateralization                                                                     $223,666,446.25

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  February, 2002
  Distribution Date                                                                                                         3/15/02
  Transaction Month                                                                                                               2


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------
  Liquidation Proceeds                                                                                                  $248,645.40
  Recoveries from Prior Month Charge-Offs                                                                                 $1,000.00
  Total Losses for Collection Period                                                                                    $672,326.43
  Charge-off Rate for Collection Period (annualized)                                                                          0.09%
  Cumulative Net Losses for all Periods                                                                                 $524,593.03


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,887                $46,049,969.23
  61-90 Days Delinquent                                                                           352                 $5,662,294.73
  91-120 Days Delinquent                                                                            6                   $104,082.46
  Over 120 Days Delinquent                                                                          2                    $28,983.93

  Repossesion Inventory                                                                           140                 $2,486,415.61


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0207%
  Current Collection Period                                                                                                 0.0885%
  Three Month Average                                                                                                       0.0000%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0055%
  Current Collection Period                                                                                                 0.1010%
  Three Month Average                                                                                                       0.0000%




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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                  February, 2002
  Distribution Date                                                                                                         3/15/02
  Transaction Month                                                                                                               2

  Worksheet Information
  ---------------------
  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $4,971,091.38                    $75,745.18
  New Advances                                                                           6,095,521.44                     48,211.53
  Servicer Advance Recoveries                                                            2,535,705.51                     25,448.28
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $8,530,907.31                    $98,508.43

  Current Month Interest Advances for Prepaid Loans                                        $44,715.00                         $1.54

  Payahead Account
  Beginning Payahead Account Balance                                                                                    $113,230.04
  Additional Payaheads                                                                                                   107,671.86
  Payahead Draws                                                                                                         131,585.73
                                                                                                                         ----------
  Ending Payahead Account Balance                                                                                        $89,316.17



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